F&G Investor Update Fall 2024

Disclaimer & Forward-Looking Statements 2F&G Investor Update | Fall 2024 This presentation contains forward-looking statements that are subject to known and unknown risks and uncertainties, many of which are beyond our control. Some of the forward-looking statements can be identified by the use of terms such as “believes”, “expects”, “may”, “will”, “could”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance; natural disasters, public health crises, international tensions and conflicts, geopolitical events, terrorist acts, labor strikes, political crisis, accidents and other events; concentration in certain states for distribution of our products; the impact of interest rate fluctuations; equity market volatility or disruption; the impact of credit risk of our counterparties; changes in our assumptions and estimates regarding amortization of our deferred acquisition costs, deferred sales inducements and value of business acquired balances; regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) underwriting of insurance products and regulation of the sale, underwriting and pricing of products and minimum capitalization and statutory reserve requirements for insurance companies, or the ability of our insurance subsidiaries to make cash distributions to us; and other factors discussed in “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures 3F&G Investor Update | Fall 2024 Generally Accepted Accounting Principles ("GAAP") is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this document includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, the Company believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided within.

Executing To Deliver Shareholder Value

Strong YTD 3Q24 results position us well for remainder of the year; making great progress toward Investor Day targets

- ✓ Market leading, multi-channel sales platform
- ✓ Delivered record sales in first nine months; robust 3Q24

YTD 3Q24 Gross Sales	YTD 3Q24 Net Sales
$11.8B	$8.1B
+ 30% YoY	+ 21% YoY

- ✓ Record AUM before flow reinsurance and retained AUM
- ✓ Continued strong performance from our diversified, well positioned and high quality investment portfolio

AUM before flow reinsurance[1]	AUM[1]
$62.9B	$52.5B
+ 20% YoY	+ 11% YoY

- ✓ Generating ROA expansion from investment margin, scale benefits and enhanced earnings from flow reinsurance and owned distribution strategies

LTM 3Q24 Adjusted ROA[2, 3]	YTD 3Q24 Adjusted ROE[2]
1.26%	12%
Above 1.10% baseline	+ 1% YoY

- ✓ Strong balance sheet provides flexibility to optimize growth and return capital to shareholders
- ✓ F&G's market capitalization increased to $5.6B, as compared to $2.9B at NYSE listing (eff. 12/1/2022)

YTD 3Q24 Capital Return to Shareholders	Market Capitalization[1]
$93M	$5.6B
Common and Preferred Dividends	+ 60% YoY

[1]As of 9/30/2024
[2]Attributable to common shareholders; metrics refer to return on assets ex significant items and adjusted return on equity ex AOCI and ex significant items
[3]LTM 3Q24 reflects last twelve months ended 9/30/2024

F&G Investor Update | Fall 2024 4

Third Quarter Financial Highlights

F&G expects steady and growing adjusted net earnings over time, excluding significant items which include short-term mark-to-market effects

Financial Highlights

($M) - except per share data and ROA	Quarterly		Year-to-Date	
	3Q23	3Q24	3Q23	3Q24
Gross sales	$2,781	$3,878	$9,070	$11,793
Net sales	$2,268	$2,386	$6,689	$8,133
Assets under management (AUM)	$47,103	$52,464	$47,103	$52,464
AUM before flow reinsurance	$52,577	$62,875	$52,577	$62,875
Adjusted return on assets (ROA)[1]	0.76%	1.05%	0.76%	1.05%
Net earnings (loss)[1]	$306	($10)	$241	$299
Net earnings (loss) per diluted share[1]	$2.45	($0.08)	$1.93	$2.38
Adjusted net earnings (ANE)[1]	$120	$156	$260	$403
Adjusted net earnings per diluted share[1]	$0.96	$1.22	$2.08	$3.18
Adjusted weighted average diluted shares	125	131	125	131
Adjusted ROA – ex significant items[1]	1.20%	1.32%	1.20%	1.32%
ANE – ex significant items[1]	$148	$179	$408	$504
ANE per diluted share – ex significant items[1]	$1.18	$1.40	$3.27	$3.95

[1]Attributable to common shareholders

Significant Items – Quarterly

ANE ($M) and Per Share	3Q23		3Q24	
Favorable / (Unfavorable)	($M)	Per share	($M)	Per share
Alternatives investment short-term returns versus long-term return expectations	(28)	($0.22)	(41)	($0.31)
Other significant (income) expense items	-	-	18	$0.13

Significant Items – Year-to-Date

ANE ($M) and Per Share	YTD 3Q23		YTD 3Q24	
Favorable / (Unfavorable)	($M)	Per share	($M)	Per share
Alternatives investment short-term returns versus long-term return expectations	(116)	($0.93)	(113)	($0.86)
Other significant (income) expense items	(32)	($0.26)	12	$0.09

F&G Investor Update | Fall 2024 5

About F&G Snapshot 6F&G Investor Update | Fall 2024 Retail Annuities • Fixed indexed annuity (FIA) • Registered index-linked annuities (RILA) • Multi-year guaranteed annuity (MYGA) Pension Risk Transfer (PRT) Life Insurance • Indexed universal life (IUL) Funding Agreements • Funding agreement backed notes (FABN) • Federal Home Loan Bank (FHLB) • Founded in 1959 as a life insurance company • Listed on the New York Stock Exchange (NYSE: FG) eff. 12/1/2022 • Fidelity National Financial (NYSE: FNF) retains ~85% ownership • Headquartered in Des Moines, IA; 1,300+ employees • Ranking as a Top Workplaces company for 7 consecutive years Retail Channels • Independent insurance agents (IMOs) • Broker Dealers • Banks Institutional Markets • Pension risk transfer • Funding agreements Our Product Lines Five Distinct Distribution Channels / Markets Background Financial Strength Ratings A Stable A.M. Best A- Stable S&P Global A- Stable Fitch Ratings A3 Stable Moody’s

F&G’s Competitive Advantages 7F&G Investor Update | Fall 2024 v Track Record of Success We have delivered consistent top line growth and return on assets across varying market cycles, and we expect to continue to outperform the rest of the market, whether rates are rising or falling v Targeting Large and Growing Markets We have long-standing relationships with multiple distribution channels, an investment edge, and a track record of attracting top talent Superior Ecosystem F&G is a nationwide leader in the large markets we play in, and we expect demographic trends will provide tailwinds to give us significant room to continue growing – including untapped Middle Market demand for Life coverage and the opportunity to migrate consumers from CDs to fixed annuities Driving Margin Expansion and Improved Returns F&G is pursuing strategies to grow earnings, while generating significant positive net cash flow and diversifying into “capital light” flow reinsurance and accretive owned distribution to generate higher ROEs

We Have Generated Strong Returns Over Time 8F&G Investor Update | Fall 2024 1Calculated as adjusted net earnings attributable to common shareholders ex significant items on a rolling four quarter basis, divided by average F&G equity attributable to common shareholders ex accumulated other comprehensive income (ex AOCI) utilizing the average of five points throughout the period; 2020 reflects post merger period from 6/1/2020 to 12/31/2020 2Calculated as F&G equity attributable to common shareholders ex AOCI divided by common shares outstanding; effect of LDTI and actuarial system conversion reflected in 1x items Adjusted Return on Equity (ROE) ex AOCI1 Cumulative period from 2020 to 3Q24 Book Value Per Share (BVPS) ex AOCI2 Cumulative period from YE 2020 to QE 3Q24 8% 12% 6% (2%) 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 2020 Adjusted Net Earnings MTM & Other Equity 3Q24 $27.40 $40.16 $42.28 13.85 (1.09) 2.12 YE 2020 Net Earnings Return of Capital BVPS Before MTM MTM & 1x Items QE 3Q24 Strong earnings generation combined with balanced capital allocation have been driving sustainable ROE expansion and BVPS growth since 2020 acquisition by FNF +4% ROE Expansion +54% BVPS Growth

We Are Driving Toward Our Investor Day Targets • Spread-based earnings • Driven by asset growth • Margin expansion through investment margin & scale benefit Retained Sales • Fee-based earnings • Lower marginal cost of capital • Enhances cash flow • Accretive to return on equity Flow Reinsurance • Fee-based earnings • Lower marginal cost of capital • Accretive to return on equity • Solidifies relationships with key partners Owned Distribution We remain focused delivering margin expansion through our retained business, as well as “capital light” and diversifying sources of earnings through flow reinsurance and owned distribution Grow AUM by 50% Expand adjusted ROA ex significant items to 1.33% to 1.55% Increase adjusted ROE ex AOCI and significant items to 13 to 14% Expand our P/E multiple to 7-8x We continue to make strong progress toward the medium term financial targets laid out at our 2023 Investor Day: F&G Investor Update | Fall 2024 9

We Have A Clean & Profitable Inforce Book

Our inforce liabilities are surrender charge protected and our asset and liability cash flows are well matched; our inforce book does not contain typical problematic legacy business

- Our liability profile drives our investment strategy
  - Retail fixed annuities are 93% surrender protected[1]
  - Non-surrenderable liabilities include funding agreements, pension risk transfer and immediate annuities
- New business and inforce are actively managed to maintain pricing targets
- Asset and liability cash flows are well matched

GAAP Net Reserves[1]



$52B
58% Indexed Annuities
13% Fixed Rate Annuities
10% Funding Agreements
11% Pension Risk Transfer
5% Life
3% Immediate Annuities

Retail Fixed Annuity Metrics

	QE 3Q23	QE 3Q24
Weighted average time remaining in surrender charge period	5.5 Years	5.5 Years
% Surrender protected	91%	93%
Average remaining surrender charge (% of account value)	7%	7%
% Subject to market value adjustment (MVA)	73%	77%
Average cost of options/interest credited	2.5%	3.0%
Distance to guaranteed minimum crediting rates	153 bps	211 bps

[1]As of 9/30/2024

F&G Investor Update | Fall 2024 10

We Are Playing In High Growth Markets

The U.S. retirement and middle markets are growing and we are both well established and well positioned for continued growth in our retail channels and institutional markets


Mutual Fund 401(k) Assets[1]
$5.2T
Registered index linked annuities (RILAs) provide alternative with upside potential and limited downside risk
U.S. Consumer Savings[2]
$1.1T
Consumers increasingly rely on personal savings for retirement income
Pension Risk Transfer[3]
$289B
Transaction volume likely to continue[4]
Retail Life & Annuities[5]
$223B
Untapped demand for permanent life insurance, especially in the Middle Market
Funding Agreements[6]
$198B

[1]2Q24 Quarterly Retirement Market Data, Investment Company Institute. [2]Personal savings in the U.S. per Federal Reserve Bank of St. Louis as of 8/1/24. [3]U.S. Pension Risk Transfer Sales Jump 14% in First Half of 2024, Source LIMRA, 9/5/24. [4]Legal & General Pension Risk Transfer Monitor, September 2024 Market Update. [5]2Q24 U.S. retail life sales (annualized premium) and U.S. individual annuity sales per LIMRA. [6]Board of Governors of the Federal Reserve System, Funding Agreement-Backed Securities (FABS) as of 6/30/24

F&G Investor Update | Fall 2024 11

58 63 71 76 78 80 82 2022 2025 2030 2035 2040 2045 2050 … With Secular Tailwinds Driving Demand 12F&G Investor Update | Fall 2024 We continue to see sustainable demand for our retail fixed annuity products given current environment • U.S. consumers are holding more than $6 trillion in money market fund assets; once money market rates start to decline, they are expected to lock in higher interest rates through attractive solutions like fixed annuities • We serve a growing retirement population, with more than 10,000 Americans turning 65 every day and a projected 30% increase in people aged 65-100 over the next 25 years • Attractive demographics support growing demand for our products, as both retirees and advisors turn to fixed annuities as an alternative to the traditional 60/40 investment portfolio 1Source: Bloomberg 2Source: U.S. Census Bureau, Population Division; Projected Population by Age Group and Sex for the United States, Main Series: 2022-2100 (Released Nov 2023) 3.6 4.3 4.7 4.7 5.9 6.1 6.4 YE 2019 YE 2020 YE 2021 YE 2022 YE 2023 QE 2Q24QE 3Q24 U.S. Money Market Fund Assets ($Trillions)1 Projected U.S. Population: Ages 65-100 (Millions)2 Number of people aged 65-100 is projected to increase 30% over the next 25 years

… And We’re Winning … 13F&G Investor Update | Fall 2024 1CAGR reflects 2018-2023 annual periods Annual Gross Sales by Retail Channel and Institutional Market ($B) 2018 2019 2020 2021 2022 2023 Funding Agreements Agent PRT Broker Dealer Bank $9.6B $4.5B $3.9B $3.4B FNF and F&G Merger (June 2020) $11.3B ~31% CAGR1 $13.2B

45% 30% 5% 9% 11% $11.8B (9 Mos.) … While Significantly Diversifying Our Business 14F&G Investor Update | Fall 2024 Note: Reflects Total Gross Sales 38% 31% 7% 9% 15% $13.2B 84% 5% 7% 4% $4.5B FY2023 Sales C h a n n e l P ro d u c t 36% 39% 1% 9% 15% $13.2B 77% 17% 1% 5% $4.5B FY2020 Sales YTD 3Q24 Sales 41% 38% 1% 9% 11% $11.8B (9 Mos.) Bank Broker Dealer Agent Funding Agreements Pension Risk Transfer (PRT) Multi-year Guaranteed Annuity (MYGA) Indexed Universal Life (IUL) Funding Agreements Indexed Annuities (FIA/RILA) Pension Risk Transfer (PRT)

Our Owned Distribution Track Record

Our owned distribution strategy is contributing to margin expansion and is a capital light, diversified source of fee-based earnings

Life Network Marketing IMO	Life Brokerage IMO
Traditional Annuity IMO	**"B2B"** Annuity IMO

~$680M

Cumulative deals closed

Portfolio is performing as expected

- FY2024 estimated EBITDA (cash): $65M - $70M
- Owned distribution margin driven by seasonality, timing of dividends, mix of business & affiliated vs. unaffiliated sales
  - Owned distribution margin of $12M in 3Q24 (ANE)
  - Adjusted ROA contribution of 9 bps (ANE)
- GAAP reporting items to note:
  - Owned distribution margin reflects dividend income from minority-owned interests, plus percent share of margin for majority-owned interests
  - Affiliated revenue from F&G products sold by owned distribution is reflected in our product margin[1], not the owned distribution margin

[1]Amount of affiliated revenue from F&G products sold by owned distribution and reflected in product margin (not the owned distribution margin): $9M in 3Q24 and $12M YTD 3Q24

F&G Investor Update | Fall 2024 15

Our High Quality & Well-Diversified Portfolio1 16F&G Investor Update | Fall 2024 1GAAP Fair Values as of 9/30/2024. For Alts LP, NAV as of 6/30/2024 (net of reinsurance FWH) 2Other consists of ICOLI, FHLB stock, LIHTC, options and private origination equity tranches 3Cash includes actual cash and treasuries Investment Portfolio by Asset Class Investment Portfolio by NAIC Designation Portfolio conservatively positioned & well-matched to liability profile • Fixed income is 96% investment grade • Modest credit-related impairments of 5 bps over last 3 years (2021-2023) and remain below pricing YTD 3Q24 Our commercial real estate debt portfolio is high quality, diversified and defensive, with the vast majority invested in sectors like residential, multifamily and industrial • Modest office exposure at only 1.8% of the total portfolio • Alternative LPs comprise 6% of total portfolio, with only 0.8% of Alternative LPs portfolio in office 31% Corporates 23% Structured Securities 15% Private Origination 10% Mortgage Loans 6% Alternatives (LP) 4% Other ² 3% Municipal 3% Cash 2% EMD 2% Pfd/Hybrid 1% Gov't & Treasury $51B 58% NAIC 1 25% NAIC 2 6% LP 4% Cash³ 4% Other² 2% NAIC 3 1% NAIC 4/5/6 $51B

Our Investment Portfolio Key Attributes 17 Investment Rationale • Core fixed income: Focus remains high grade public and private securities with strong risk adjusted returns • Structured credit: Provides access to well diversified, high-quality assets across CLOs, CMBS and ABS • Mortgage loans: Superior loss-adjusted performance relative to similar rated corporates • Direct Origination: Diversified private credit exposure to a wide spectrum of underlying collateral Fixed Income1,2 (ex. Structured, Mortgage Loan & Private Origination) 1GAAP Fair Values as of 9/30/2024 (net of reinsurance FWH) 2Excludes $6.6B of alternatives/equity, FHLB, call options and cash 3Other consists of data center, mixed use and hotel properties Structured Credit Portfolio1,2 60% Residential 20% Multifamily 9% Industrial 5% Office 2% Retail 2% Student Housing 2% Other³ Private Origination Portfolio1,2 79% Corporates 8% Municipal 7% EMD 4% Prf/Hybrid 2% Gov't & Treasury $20B 37% CLOs 34% CMBS 16% ABS 12% Non Agency RMBS 1% Agency RMBS $12B Mortgage Loans1,2 $5B 48% Corporate Lending 25% Private Specialty Finance 22% Asset Backed & Consumer Loans 5% Triple Net Lease $8B F&G Investor Update | Fall 2024

353 335 260 403 2022 2023 YTD 3Q23 YTD 3Q24 Our Track Record of Profitable Growth Gross Sales ($B) Average Assets Under Management (AAUM) ($B) Common Adjusted Net Earnings (ANE) ($M) F&G Investor Update | Fall 2024 18 40.1 46.0 45.4 51.0 2022 2023 YTD 3Q23 YTD 3Q24 12% VPY+15% VPY Ending AUM 43.6 49.1 47.1 52.5 AUM before flow reinsurance 46.4 55.9 52.6 62.9 8.5 10.0 7.0 9.5 2.8 3.2 11.3 13.2 9.1 11.8 2022 2023 YTD 3Q23 YTD 3Q24 Institutional Markets Retail Channels Net Sales 9.0 9.2 6.7 8.1 +30% VPY+17% VPY For further details on significant items, see Appendix ANE ANE ex significant items Significant items

8.5 10.0 12.5 1.9 3.0 2.8 3.2 3.5 2.8 3.2 3.4 0.9 1.1 0.7 1.2 0.4 11.3 13.2 15.9 2.8 4.1 3.5 4.4 3.9 2022 2023 3Q24 LTM 3Q23 4Q23 1Q24 2Q24 3Q24 Institutional markets Retail channels Our Robust Gross Sales With Pricing Discipline Gross Sales Growth ($B) Gross sales sustainable across multi-channel new business platform; sales volumes effectively managed within profitability & capital targets • Strong momentum and demand for our products driven by favorable market conditions and secular demand • Record gross sales for both retail and pension risk transfer in the first nine months of 2024; boosted by record retail sales in 3Q24 • Net sales third party flow reinsurance at varying ceded amounts, in line with our capital targets • Ending assets under management at $52.5B, driven primarily by net new business flows Net Sales 9.0 9.2 10.6 2.3 2.5 2.3 3.4 2.4 Ending AUM 43.6 49.1 52.5 47.1 49.1 49.8 52.2 52.5 F&G Investor Update | Fall 2024 2023 VPY: +17% 3Q24 VPY: +39% 19 Note: LTM 3Q24 reflects last twelve months ended 9/30/2024

353 335 478 120 75 108 139 156 2022 2023 3Q24 LTM 3Q23 4Q23 1Q24 2Q24 3Q24 Net earnings (loss) 635 (58) 0 306 (299) 111 198 (10) Op Exp (bps)1 59 63 62 63 63 63 61 62 ANE per share $3.07 $2.68 $3.75 $0.96 $0.60 $0.86 $1.10 $1.22 Adj. ROA2 1.18% 1.17% 1.26% 1.20% 1.17% 1.25% 1.30% 1.32% Adj. ROE2 10% 10% 12% 11% 10% 11% 12% 12% Steady & Growing Adjusted Return on Assets 20F&G Investor Update | Fall 2024 Common Adjusted Net Earnings (ANE) ($M) Note: Reflects metrics attributable to common shareholders; LTM 3Q24 reflects last twelve months ended 9/30/2024 1Reflects LTM operating expense to AUM before flow reinsurance (bps) 2Reflects ANE ex significant items F&G expects steady and growing adjusted net earnings over time, excluding significant items • Growth in ANE ex significant items reflects: • asset growth, • margin diversification (flow reinsurance & owned distribution), • disciplined expense management, and • higher interest expense on debt (vs. prior year) • Adjusted ROA at 1.26% over last twelve months2 • Adjusted ROE expanded +1% over prior year quarter2 • For further details on significant items, see Appendix ANE ANE ex significant items Significant items

537 bps 292 bps 16 bps 9 bps (138) bps 132 bps1,2 Portfolio Earned Yield Cost of Funds Flow Reinsurance Fee Income Owned Distribution Margin Expenses (Operating, Interest, Taxes, Pref. Dividends) Common Adjusted Net Earnings excluding significant items Our Scalable Adjusted ROA Model1 – YTD 3Q24 21F&G Investor Update | Fall 2024 1Attributable to common shareholders. Metric refers to adjusted return on assets ex significant items 2See discussion of significant income and expense items in the Appendix 3Overall Product margin = portfolio earned yield – cost of funds Unique Investment Capabilities Attractively Priced Liabilities Scalable Operating Platform Strong Earnings Growth Potential Product Margin3: 245 bps 6 $504M 1 2 5 6 Above baseline of 110 bps; well on pace to achieve Investor Day target 1 2 3$2,054M $1,117M $60M $34M $527M Accretive Flow Reinsurance Owned Distribution 3 4 4 5

80 84 93 118 117 126 2019 2020 2021 2022 2023 LTM 3Q24 0 bps 20 bps 40 bps 60 bps 80 bps 100 bps 120 bps 140 bps 160 bps 180 bps 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Our Expanding ROA Despite Volatile Rates F&G’s primary “spread model” generates stable return on assets (ROA) despite volatility in interest rates • 2019-2021: Maintained adjusted ROA despite precipitous drop in interest rates • 2022-YTD 3Q24: Expanded adjusted ROA from scale, accretive flow reinsurance and owned distribution • Adjusted ROA at 126 bps over last twelve months (LTM); steady margin expansion Adjusted Return on Assets1 vs. 10-year UST Yield 1Attributable to common shareholders. Metric refers to adjusted return on assets ex significant items Adjusted Return on Assets (bps) F&G Investor Update | Fall 2024 22 10-Year UST Maintained ROA in falling interest rate environment Expanded ROA as margins benefited from scale, accretive flow reinsurance and owned distribution

Our Stable and Strong Capital Profile 23F&G Investor Update | Fall 2024 Solid F&G capitalization; debt-to-capitalization ratio targeted at 25% over the long term • Net debt increase of $300M since YE2023 reflects senior note issuance and partial tender offer of upcoming 2025 senior note maturity in 2Q24 • Debt outstanding was unchanged from 2Q24 to 3Q24 • In early 4Q24, $500M senior notes were issued with net proceeds used to fully paydown $365M revolver balance and remainder for general corporate purposes 1Excluding accumulated other comprehensive income (ex AOCI) Total Capitalization ex AOCI1 ($M) 5,223 5,093 5,456 250 1,100 1,760 2,060 6,323 6,853 7,766 YE 2022 YE 2023 QE 3Q24 Debt Preferred Stock Total Equity ex. AOCI Adj. Debt to Capital % 17.4% 25.7% 26.5%

2020 2021 2022 2023 2024 We Are Achieving Higher Ratings Over Time 24F&G Investor Update | Fall 2024 Upgraded to ‘A-’ FNF Merger Completed F&G Partial Spinoff $2.4B Market Cap Launched Flow Reinsurance Launched Owned Distribution F&G at 9/30/2024 $5.6B Market Cap Upgraded to ‘A-’ Upgraded to ‘Baa1’ Upgraded to ‘A3’ Upgraded to ‘A’ Launched Bank & Broker Dealer Channels Launched Institutional Markets (PRT & FABN) F&G has received multiple ratings upgrades over time, reflecting our upward trajectory • Scaling business to generate profitable growth • Diversifying sources of earnings • Actively positioning our high quality and diversified investment portfolio • Maintaining strong capitalization and financial flexibility • Conservatively managing to the most stringent capital requirements of our regulators & rating agencies, including our offshore entities Upgraded Hold co Note: Reflects financial strength rating of primary operating subsidiaries F&G’s Recent History

Our Capitalization Supports Growth & Dividend 25F&G Investor Update | Fall 2024 F&G’s capital allocation priorities focus on deploying capital to best maximize shareholder value through both continued investment in our business and generation of distributable cash for return of capital to shareholders • F&G has flexibility to adjust retained sales level, as a “lever” to support net cash from operations with sustained asset growth • F&G has returned $93M of capital to shareholders YTD 3Q24 from common and preferred dividends Investing for Growth Reinvest in the Business Capital and other investments to support the growth strategy and maintain adequate capital buffer Net Cash from Operations Return to Shareholders Common Dividend Payout Upon board approval, common dividend with potential targeted increases over time ► Maintain efficient capital structure ► Target long-term debt-to-total capitalization excl. AOCI of approximately 25% ► Maintain solvency and capital targets in line with ratings Share Repurchase Efficient means of returning cash to shareholders when shares trade at discount to intrinsic value

APPENDIX Appendix – Investments

Structured Credit – Why We Like It

Investment Rationale

- Collateralized loan obligation (CLO) portfolio well diversified across industry, issuer and manager; focus on investment grade with ample par subordination
- Commercial mortgage-backed securities (CMBS) focus on seasoned CMBS which allows for visibility into credit performance, built-in appreciation and contractual amortization which reduces risk exposure; target more stable property types, such as multi-family, to create a defensive portfolio
- Asset Backed Securities (ABS) focus on high quality, directly originated specialty finance assets diversified by collateral type

CMBS by Property Type


$4B
39% Multifamily
14% Office
12% Industrial
11% Hotel
6% Retail
5% US Treasury
2% Mixed Use
1% Self-Storage
1% Special Purpose
1% ManufacturedHousing
8% Other (< Top 10)

CLO Top 10 Industries


$4B
12% High Tech
11% Healthcare & Pharmaceuticals
10% Banking, Finance, Insurance & Real Estate
8% Services: Business
5% Hotels, Gaming & Leisure
4% Construction & Building
4% Telecommunications
4% Capital Equipment
4% Chemicals, Plastics & Rubber
4% Media: Broadcasting & Subscription
34% Other (< Top 10)

ABS Top 10 Collateral Type


$6B
12% Royalty & Licensing
7% Home Improvement
7% NAV Lending
7% Residential Solar
6% Lender Finance
5% Telecommunications
4% Manufactured Housing
4% Consumer Loans
4% Student Loan
4% Structured Settlements
40% All Other (< Top 10)

Note: GAAP Fair Values as of 9/30/2024 (net of reinsurance FWH)

F&G Investor Update | Fall 2024 27

Portfolio Spotlight: CLO 28F&G Investor Update | Fall 2024 Highly diversified portfolio with ample par subordination • Blackstone’s broad & deep understanding of the asset class, and ability to perform loan level underwriting, distinguishes F&G’s portfolio from its peers F&G CLO Portfolio Composition – % Fair Value1 Note: GAAP Fair Values as of 9/30/2024. Excludes FGLoNY Assets 1Approximately 3% of CLO assets not rated 2Reflects the weighted average par subordination of the CLO portfolio 20% 13% 34% 25% 8% AAA AA A BBB BB and Below Investment Grade Par Subordination 39% 28% 20% 13% 8% Credit Quality 95% investment grade Structural Protection 23% par subordination2 Capital Efficiency 1.30 Average NAIC rating Market Value $4.3B CLO exposure

Our CLO Portfolio: Look Through Analysis 29F&G Investor Update | Fall 2024 Portfolio focused on high quality CLO securities backed by highly diversified pool of loans Note: GAAP Fair Values as of 9/30/2024 IndustriesCompaniesCLO Managers 89 CLO managers 1,837 Companies 31 Industries 7.7% 3.5% 3.4% 3.3% 3.2% 2.5% 2.5% 2.4% 2.3% 2.2% 67.0% 0.0% 5.0% 10.0% 15.0% Manager 1 Manager 2 Manager 3 Manager 4 Manager 5 Manager 6 Manager 7 Manager 8 Manager 9 Manager 10 Other 70% 0.7% 0.5% 0.5% 0.4% 0.4% 0.4% 0.4% 0.4% 0.4% 0.4% 95.5% 0.0% 0.5% 1.0% 1.5% 2.0% Issuer 1 Issuer 2 Issuer 3 Issuer 4 Issuer 5 Issuer 6 Issuer 7 Issuer 8 Issuer 9 Issuer 10 Other 100.0% 12.4% 11.3% 9.6% 7.6% 4.9% 4.2% 3.7% 3.6% 3.6% 3.5% 35.6% 0.0% 5.0% 10.0% 15.0% 20.0% Industry 1 Industry 2 Industry 3 Industry 4 Industry 5 Industry 6 Industry 7 Industry 8 Industry 9 Industry 10 Other 40.0%

U.S. CLO Impairment Frontier

CLO debt is well insulated from higher defaults and lower recovery rates

- BBB CLOs can withstand an annualized default of 9.4% (that would have to occur every year) assuming a 63.5% average long-term loan recovery rate

U.S. CLO Impairment Frontier (First-Loss Scenarios among CLO tranches)



Average Senior Loan Recovery Rate
70%
60%
50%
40%
30%
0%
5%
10%
Annual Default Rate
A
BBB
BB
Long-Term Average Annual Default Rate

Note: Reflects Blackstone's views and beliefs as of September 30, 2024. Source: US J.P. Morgan as of September 30, 2024 for average recovery rate and annual loan default rate; CLO impairment frontiers generated from Intex model and include key assumptions as follows: Interest rates based on current Intex curve, annual prepayment rate of 20%, Recovery lag = 12 months, CLO redeemed at AAA payoff date in standard CLO run, reinvestment price = 99.75, reinvestment rate = 3 month Libor + 325bps, no reinvestment post Reinvestment Period. Please note: the historical data point shown is calculated using annual default and recovery rates from J.P. Morgan Leveraged Loan Index and represents the average default rates and weighted average recovery rates from 1998-2024 for the long-term average time period. Average recovery rate is representative of first-lien loans as of September 30, 2024.

F&G Investor Update | Fall 2024 30

Portfolio Spotlight: Real Estate Debt 31F&G Investor Update | Fall 2024 Blackstone Real Estate Debt Strategies (BREDS) has assembled a high-quality portfolio with diversified exposure across asset classes and properties Note: GAAP Fair Values as of 9/30/2024 37% CMBS 27% RML 17% CML 15% RMBS 4% NNN $11B Duration 3.6 years Quality 1.3 Average NAIC rating Market Value $10.8B Real estate portfolio Weighted Average Life 5.6 years

Portfolio Spotlight: CMBS & RMBS 32F&G Investor Update | Fall 2024 Note: GAAP Fair Values as of 9/30/2024 By Asset Type By Property Type By NAIC Rating 29% 28% 18% 12% 8% 5% 3Q24 SASB RMBS CRE CLOs Conduit (Below A) Conduit (A or above) Agency 56% 10% 10% 9% 8% 4% 3% 3Q24 Multifamily Office Other Industrial Hotel Retail Defeased 83% 10% 5% 2% 3Q24 1 2 3 4/5/6

Portfolio Spotlight: CMBS 33F&G Investor Update | Fall 2024 Prudent asset selection has led to more multifamily exposure and less retail vs. Conduit CMBS market averages Portfolio Construction Comparison1 Note: GAAP Fair Values as of 9/30/2024 1BAML Conduit Data as of 6/30/2024 39% 6% 13% 25% Multifamily Retail F&G Post-Crisis Conduit CMBS Credit Quality 88% Investment grade (NRSRO) Quality 1.4 Average NAIC rating Market Value $4.0B CMBS portfolio Credit focus A NRSRO rating

Portfolio Spotlight: CMLs 34F&G Investor Update | Fall 2024 Investment Rationale • Our Commercial Mortgage Loan (CML) portfolio is low risk, low leveraged and well diversified • All first mortgage loans, with average loan-to-value of ~60% • 73 holdings, with average loan size of $28M • 1.4% of CML portfolio loans have a DSCR <1x By State By Loan-To-Value % By Underlying Property Type Note: GAAP Fair Values as of 9/30/2024 24% CA 12% FL 7% NY 6% TX 5% NJ 5% GA 4% CT 37% Other $2B 55% LTV 60% to 70% 32% LTV 50% to 60% 12% LTV < 50% 1% LTV > 70% $2B 49% Multifamily 24% Industrial 14% Office 5% Retail 4% Student Housing 4% Other $2B

Blackstone Related Important Disclosures 35F&G Investor Update | Fall 2024 This document (together with any attachments, appendices, and related materials, the “Materials”) is provided for informational due diligence purposes only and is not, and may not be relied on in any manner as legal, tax, investment, accounting or other advice or as an offer to sell, or a solicitation of an offer to buy, any security or instrument in or to participate in any account, program, trading strategy with any Blackstone fund, account or other investment vehicle (each a “Client”) managed or advised by Blackstone Inc. or its affiliates (“Blackstone”), nor shall it or the fact of its distribution form the basis of, or be relied on in connection with, any contract or investment decision. None of Blackstone, its funds, nor any of their affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein should be relied upon as a promise or representation as to past or future performance of a Client or any other entity, transaction, or investment. All information is as of the date on the cover, unless otherwise indicated and may change materially in the future. Past Performance and Estimates / Targets. In considering any investment performance information contained in the Materials, please bear in mind that past or estimated performance is not necessarily indicative of future results and there can be no assurance that Blackstone or a Client will achieve comparable results, implement its investment strategy, achieve its objectives or avoid substantial losses or that any expected returns will be met. Any estimates and/or targets used herein are indicative of Blackstone’s analysis regarding outcome potentials and are not guarantees of future performance. They are presented solely to provide you with insight into the portfolio's anticipated risk and reward characteristics. They are based on Blackstone’s current view of future events and financial performance of potential investments and various estimations and “base case” assumptions (including about events that have not occurred) made at the time the estimates/targets are developed. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially from the estimates/targets. Any variations could be adverse to the actual results. Additional information regarding any estimations/targets, and relevant assumptions, is available upon request. Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof. Third-Party Information. Certain information contained in the Materials has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. Forward-Looking Statements. Certain information contained in the Materials constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward‐looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10‐K for the most recent fiscal year ended December 31 of that year and any such updated factors included in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Materials and in the filings. Blackstone undertakes no obligation to publicly update or review any forward‐looking statement, whether as a result of new information, future developments or otherwise.

APPENDIX 36F&G Investor Update | Fall 2024 Appendix – Finance

Book Value Per Share Growth – Quarterly 37F&G Investor Update | Fall 2024 BVPS ex AOCI of $42.28 in line with prior quarter, and up 2% before MTM; BVPS ex AOCI has increased by $1.86, or 5%, since year-end • $1.11 per share increase due to underlying business performance • ($0.15) per share decrease for return of capital • $1.20 per share decrease due to mark-to-market movements which are unrealized and point in time 1Attributable to common shareholders and excluding accumulated other comprehensive income (ex AOCI) 2Outstanding shares of 126,104,247 as of 6/30/2024 and 126,094,481 as of 9/30/2024 BVPS ex. AOCI1 – 6/30/2024 to 9/30/2024 $42.52 $43.63 $43.48 $42.28 1.11 (0.15) (1.20) $41.50 $42.00 $42.50 $43.00 $43.50 $44.00 QE 2Q24 ANE & Other 3Q24 Before MTM & Return of Capital Return of Capital 3Q24 Before MTM MTM Movements QE 3Q24 F&G Equity ex. AOCI1 ($M) 5,357 141 5,498 (20) 5,478 (151) 5,327 Shares O/S2 (M) 126 126

Non-GAAP Measure Reconciliations[1]

($ in millions)	Year ended December 31, 2022	Year ended December 31, 2023	Three months ended September 30, 2023	Three months ended December 31, 2023	Three months ended March 31, 2024	Three months ended June 30, 2024	Three months ended September 30, 2024	Nine months ended September 30, 2023	Nine months ended September 30, 2024
Net earnings (loss) attributable to common shareholders	$635	($58)	$306	($299)	$111	$198	($10)	$241	$299
Non-GAAP adjustments									
Recognized (gains) and losses, net									
Net realized and unrealized (gains) losses on fixed maturity available-for-sale securities, equity securities and other invested assets	446	98	14	9	(48)	(37)	(15)	89	(100)
Change in allowance for expected credit losses	24	48	5	15	1	21	10	33	32
Change in fair value of reinsurance related embedded derivatives	(352)	128	(36)	162	18	(10)	178	(34)	186
Change in fair value of other derivatives and embedded derivatives	(1)	(60)	13	(72)	61	8	(127)	12	(58)
Recognized (gains) losses, net	117	214	(4)	114	32	(18)	46	100	60
Market related liability adjustments	(534)	258	(237)	353	(55)	(71)	145	(95)	19
Purchase price amortization	21	22	5	6	22	19	22	16	63
Transaction costs and other non-recurring items	10	3	1	—	—	(3)	—	3	(3)
Non-controlling interest	—	—	—	—	(3)	(2)	(3)	—	(8)
Income taxes adjustment	104	(104)	49	(99)	1	16	(44)	(5)	(27)
Adjusted net earnings attributable to common shareholders	$353	$335	$120	$75	$108	$139	$156	$260	$403
Alternatives investment short-term returns versus long-term return expections	217	153	28	37	52	20	41	116	113
Other significant (income) expense items	(99)	51	—	19	(6)	12	(18)	32	(12)
Adjusted net earnings excluding significant items	$471	$539	$148	$131	$154	$171	$179	$408	$504

[1]Refer to "Non-GAAP Measures Definitions"

F&G Investor Update | Fall 2024

38

ANE – Significant Items[1]

($ and shares in table in millions)	Significant Income and Expense Items (Reflected in Adjusted Net Earnings)	Alternatives Long-term Expected Return (Not Reflected in Adjusted Net Earnings)	Weighted Average Diluted Shares Outstanding
Three months ended			
September 30, 2024			
Adjusted net earnings of $156 million for the three months ended September 30, 2024 included $131 million of investment income from alternative investments, $21 million of CLO redemptions and bond prepay income, and $14 million tax valuation allowance, partially offset by $17 million of net expense from actuarial assumption updates. Alternative investments investment income based on management's long-term expected return of approximately 10% was $172 million.	$149	$172	131
June 30, 2024			
Adjusted net earnings of $139 million for the three months ended June 30, 2024 included $145 million of investment income from alternative investments and $4M of CLO redemptions and bond prepay income, partially offset by $16M of actuarial model updates and refinements. Alternative investments investment income based on management's long-term expected return of approximately 10% was $165 million.	$133	$165	131
March 31, 2024			
Adjusted net earnings of $108 million for the three months ended March 31, 2024 included $100 million of investment income from alternative investments and $6M income of CLO redemption gains and bond prepay income. Alternative investments investment income based on management's long-term expected return of approximately 10% was $152 million.	$106	$152	130
December 31, 2023			
Adjusted net earnings of $75 million for the three months ended December 31, 2023 included $110 million of investment income from alternative investments, partially offset by $10 million of one-time fixed asset impairment charge and $9 million actuarial industry assumption updates. Alternative invesments investment income based on management's long-term expected return of approximately 10% was $147 million.	$91	$147	125
September 30, 2023			
Adjusted net earnings of $120 million for the three month ended September 30, 2023 included $114 million of investment income from alternative investments. Alternative investments investment income based on management's long-term expected return of approximately 10% was $142 million.	$114	$142	125

[1]Refer to Reconciliation of net earnings (loss) to adjusted net earnings attributable to common shareholders on page 41

F&G Investor Update | Fall 2024

39

ANE – Significant Items1 (cont.) 40F&G Investor Update | Fall 2024 1Refer to Reconciliation of net earnings (loss) to adjusted net earnings attributable to common shareholders on page 41 ($ and shares in table in millions) Significant Income and Expense Items (Reflected in Adjusted Net Earnings) Alternatives Long-term Expected Return (Not Reflected in Adjusted Net Earnings) Weighted Average Diluted Shares Outstanding Nine months ended September 30, 2024 Adjusted net earnings of $403 million for the nine months ended September 30, 2024 included $376 million of investment income from alternative investments, $31 million of CLO redemptions and bond prepay income, and $14 million tax valuation allowance, partially offset by $33 million of net expense from actuarial assumption and model updates. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $489 million. $388 $489 131 September 30, 2023 Adjusted net earnings of $260 million for the nine months ended September 30, 2023 included $295 million of investment income from alternative investments and $5 million of bond prepay income, offset by $37 million tax valuation allowance. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $411 million. $263 $411 125 Year ended December 31, 2023 Adjusted net earnings of $335 million for the year ended December 31, 2023 included $405 million of investment income from alternative investments and $5 million of bond prepay income, partially offset by $37 million tax valuation allowance, $10 million of one-time fixed asset impairment charge and $9 million actuarial industry assumption updates. Alternative investments investment income based on management's long- term expected return of approximately 10% was $558 million. $354 $558 125 December 31, 2022 Adjusted net earnings of $353 million for the year ended December 31, 2022 included $202 million of investment income from alternative investments, $66 million gain from actuarial assumption updates, $20 million net, tax benefits and $13 million net, CLO redemption gains and other income and expense items. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $419 million. $301 $419 115

Non-GAAP Measures and Definitions 41F&G Investor Update | Fall 2024 The following represents the definitions of non-GAAP measures used by F&G Adjusted Net Earnings attributable to common shareholders Adjusted net earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings attributable to common shareholders is calculated by adjusting net earnings (loss) attributable to common shareholders to eliminate: (i) Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards; (ii) Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit; (iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset and the change in fair value of liabilities recognized as a result of acquisition activities); (iv) Transaction costs: the impacts related to acquisition, integration and merger related items; (v) Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years; (vi) Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of entities that F&G does not wholly own; and (vii) Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Non-GAAP Measures and Definitions (cont.) 42F&G Investor Update | Fall 2024 Adjusted Net Earnings attributable to common shareholders per Diluted Share Adjusted net earnings attributable to common shareholders per diluted share is calculated as adjusted net earnings plus preferred stock dividend (if the preferred stock has created dilution). This sum is then divided by the adjusted weighted-average diluted shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Adjusted Return on Assets attributable to Common Shareholders Adjusted return on assets attributable to common shareholders is calculated by dividing year-to-date annualized adjusted net earnings attributable to common shareholders by year-to-date AAUM. Return on assets is comprised of net investment income, less cost of funds, flow reinsurance fee income, owned distribution margin and less expenses (including operating expenses, interest expense and income taxes) consistent with our adjusted net earnings definition and related adjustments. Cost of funds includes liability costs related to cost of crediting as well as other liability costs. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM. Adjusted Return on Average Common Shareholder Equity, excluding AOCI Adjusted return on average common shareholder equity is calculated by dividing the rolling four quarters adjusted net earnings attributable to common shareholders, by total average F&G equity attributable to common shareholders, excluding AOCI. Average equity attributable to common shareholders, excluding AOCI for the twelve month rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be a useful internally and for investors and analysts to assess the level return driven by the Company's adjusted earnings.

Non-GAAP Measures and Definitions (cont.) 43F&G Investor Update | Fall 2024 Adjusted Weighted Average Diluted Shares Outstanding Adjusted weighted average diluted shares outstanding is the same as weighted average diluted shares outstanding except for periods in which our preferred stocks are calculated to be dilutive to either net earnings attributable to common shareholders or adjusted net earnings attributable to common shareholders, but not both, or there is a net earnings loss attributable to common shareholders on a GAAP basis, but positive adjusted net earnings attributable to common shareholders using the non-GAAP measure. The above exceptions are made to include relevant diluted shares when dilution occurs and exclude relevant diluted shares when dilution does not occur for adjusted net earnings attributable to common shareholders. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Assets Under Management (AUM) AUM is comprised of the following components and is reported net of reinsurance assets ceded in accordance with GAAP: (i) total invested assets at amortized cost, excluding investments in unconsolidated affiliates, owned distribution and derivatives; (ii) investments in unconsolidated affiliates at carrying value; (iii) related party loans and investments; (iv) accrued investment income; (v) the net payable/receivable for the purchase/sale of investments; and (vi) cash and cash equivalents excluding derivative collateral at the end of the period. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained.

Non-GAAP Measures and Definitions (cont.) 44F&G Investor Update | Fall 2024 AUM before Flow Reinsurance AUM before Flow Reinsurance is comprised of components consistent with AUM, but also includes flow reinsured assets. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets. Average Assets Under Management (AAUM) (Quarterly and YTD) AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets. Book Value per Common Share, excluding AOCI Book value per Common share, excluding AOCI is calculated as total F&G equity attributable to common shareholders divided by the total number of shares of common stock outstanding. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of the Company. Debt-to-Capital Ratio, excluding AOCI Debt-to-capitalization ratio is computed by dividing total aggregate principal amount of debt by total capitalization (total debt plus total equity, excluding AOCI). Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position. Return on Average F&G common shareholder Equity, excluding AOCI Return on average F&G common shareholder equity, excluding AOCI is calculated by dividing the rolling four quarters net earnings (loss) attributable to common shareholders, by total average F&G equity attributable to common shareholders, excluding AOCI. Average F&G equity attributable to common shareholders, excluding AOCI for the twelve month rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders.

Non-GAAP Measures and Definitions (cont.) 45F&G Investor Update | Fall 2024 Sales Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition. Total Capitalization, excluding AOCI Total capitalization, excluding AOCI is based on total equity excluding the effect of AOCI and the total aggregate principal amount of debt. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts to help assess the capital position of the Company. Total Equity, excluding AOCI Total equity, excluding AOCI is based on total equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on total equity.

Non-GAAP Measures and Definitions (cont.) 46F&G Investor Update | Fall 2024 Total F&G Equity attributable to common shareholders, excluding AOCI Total F&G equity attributable to common shareholder, excluding AOCI is based on total F&G Annuities & Life, Inc. shareholders' equity excluding the effect of AOCI and preferred stocks, including additional paid-in-capital. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders. Yield on AAUM Yield on AAUM is calculated by dividing annualized net investment income on an adjusted net earnings basis by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.